Exhibit 10.26

Execution Version

SECOND AMENDMENT TO SENIOR SECURED NOTE
This SECOND AMENDMENT TO SENIOR SECURED NOTE (this “Second Amendment”) is dated as of March 21, 2025 (the “Execution Date”) with retroactive effect to December 31, 2024 (the “Effective Date”), by and among LGM Enterprises, LLC, a North Carolina limited liability company (the “Company” and as “Borrower”), FlyExclusive JetShare, LLC, a North Carolina limited liability company (“JetShare” and as “Guarantor”; together with Borrower, the “Obligors”), ETG FE LLC, a Delaware limited liability company (“ETG”, as the “Initial Noteholder”, as a “Noteholder” and as the “Majority Noteholder”) and Kroll Agency Services, Limited, a company incorporated under the laws of England and Wales (as “Administrative Agent”).
RECITALS
A.    The Company, JetShare, Administrative Agent, and Kroll Trustee Services Limited, a company incorporated under the laws of England and Wales (as “Collateral Agent”) and the Initial Noteholder entered into a Senior Secured Note, dated December 1, 2023, in the initial principal amount of $15,714,286.00 (as amended, by the First Amendment to Senior Secured Note, dated December 1, 2024 and as may be further amended, restated, supplemented, or otherwise modified from time to time, the “Senior Note”).
B.    The Company, JetShare and ETG desire to amend the Senior Note to, among other things, extend the Maturity Date from December 31, 2024 to January 1, 2027.
C.    Section 14.12(a) of the Senior Note requires the written consent of the Obligors and the Majority Noteholders to amend the Senior Note.

D.    Section 14.12(b)(ii) of the Senior Note requires the written consent of each Noteholder to extend the scheduled final maturity of any Secured Obligations owing to any Noteholder.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.Definitions. Unless otherwise indicated herein, words and terms used herein (including in the preliminary statements and recitals hereof) which are defined in the Senior Note or other Note Documents shall have the same meanings where used therein.
2.Amendments to Senior Note. In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, the Senior Note is hereby amended with retroactive effect to the Effective Date as follows, subject to the satisfaction (or waiver in writing) of each of the conditions precedent set forth in Section 3 below:
2.1The definition of Applicable Rate set forth in Annex A of the Senior Note is amended and restated as set forth below:

“Applicable Rate” means (i) a rate of fifteen percent (15.00%) per annum for any period during which the LTV Ratio exceeds eighty-five percent (85%), and (ii) a rate of fourteen percent (14.00%) per annum for any period during which the LTV Ratio is equal to or less than eighty-five percent (85%).
2.2The definition of Maturity Date set forth in Annex A of the Senior Note is amended and restated as set forth below:
“Maturity Date” means January 1, 2027.
2.3Annex A of the Senior Note is amended to insert the following definitions in correct alphabetical order to read as set forth below:
“LTV Ratio” means, at any time of determination, the ratio of (a) the Outstanding Principal Amount after application of any mandatory prepayments required to be made pursuant to Section 9.6(a) or Section 9.6(b) to (b) the sum of the then current Retail Value of the Aircraft owned in whole or fractionally by Jet Share at such time of determination, multiplied in the case of fractional ownership in an Aircraft by the ownership percentage retained by Jet Share in such Aircraft at such time of determination.
“Retail Value” means, with respect to any Aircraft, the “Total Aircraft Price” (as such term is defined in the Textron Purchase Agreement), or the equivalent in any other purchase agreement with a manufacturer of Aircraft to which an Obligor is a party, or, at the request of the Majority Noteholders in their sole discretion, the value of such Aircraft as ascertained by an appraisal thereof by a firm satisfactory to the Majority Noteholders at the expense of the Obligors.
2.4Section 3.1 of the Senior Note is amended and restated in its entirety as set forth below:
3.5    Payment at Maturity; Scheduled Installments.
(a)    The aggregate Outstanding Principal Amount, all accrued and unpaid interest, and all other Secured Obligations, including accrued and unpaid fees and expenses, payable under this Note shall be due and payable on the Maturity Date. No amount repaid or prepaid under this Note may be reborrowed.
(b)    The principal amount of the Loans shall be repaid in consecutive quarterly installments on the first day of each of July, October, January, and April, commencing July 1, 2025 (each such date, an “Installment Date”), in an amount equal to $1,571,428.60. The Borrower shall continue to make such payments until the first

Installment Date after the Borrower delivers to the Noteholders a certificate in accordance with Section 8.1(b) demonstrating that the LTV Ratio is equal to or less than eighty-five percent (85%).
2.5Section 3.5 of the Senior Note is amended and restated in its entirety as set forth below:
3.5    Back End Fee. On the date that Payment in Full occurs (whether on the Maturity Date, by acceleration or otherwise) (such date, as used in this Section 3.5, the “Back End Date”), the Borrower shall pay to the Administrative Agent (for the account of the Noteholders in accordance with their Pro Rata Shares) a non-refundable back end fee in an amount equal to three percent (3.00%) of the initial Outstanding Principal Amount of the Loans funded on the Closing Date plus (the “Back End Fee”). Such Back End Fee shall be fully earned, and shall be due and payable in full on cash on the Back End Date.
2.6Section 8.1 of the Senior Note is amended and restated in its entirety as set forth below:
8.1.    Financial Statements; Other Reports.

    (a)    Furnish to the Noteholders, as soon as available, but in any event not later than forty five (45) days after the end of each calendar quarter (commencing with the calendar quarter ending December 31, 2023 and each quarter ending March 31, June 30, September 30 and December 31 thereafter), the unaudited consolidated balance sheet of Borrower and its Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by an officer of Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments).

    (b)    Furnish to the Noteholders, as soon as available, but in any event not later than ten (10) days after the end of each calendar quarter, a certificate of the Borrower calculating the LTV Ratio as at the end of such calendar quarter.

2.7Section 8.12 of the Senior Note is amended and restated in its entirety as set forth below:
Section 8.12. Loan to Value Ratio. On the date of any sale of an Aircraft or fractional ownership interests therein permitted under Section 9.6(a) or Section 9.6(b), the Borrower shall deliver to the Administrative Agent a certificate of the Borrower calculating the LTV Ratio on a pro forma basis after giving effect to such sale.

3.Conditions Precedent. This Second Amendment shall become effective on the Execution Date; provided that the amendments set forth in Section 2 hereof shall have retroactive effect to the Effective Date; provided further each of the following conditions precedent have been satisfied (or waived in writing):
3.1Second Amendment. The Noteholders shall have received counterparts of this Second Amendment duly executed and delivered by the Obligors and the Noteholders on the date hereof.
3.2Jet Share Appraisal. On or prior to the Execution Date, Jet Share shall have delivered to the Noteholders (a) a report prepared by an independent third-party valuation firm reasonably acceptable to the Majority Noteholders appraising the Aircraft owned by Jet Share (the “Valuation Report”) in form and detail satisfactory to the Majority Noteholders and (b) a certificate of the Borrower certifying that (x) the LTV Ratio is equal to or less than eighty-five percent (85%) and (y) such calculation was made based on the appraisal provided in the Valuation Report.
3.3Absence of Defaults. No Default or Event of Default shall have occurred that is continuing after giving effect to this Second Amendment.
3.4Costs and Expenses. The Initial Noteholder shall have received reimbursement or payment of its costs and expenses incurred in connection with this Second Amendment or the Senior Note (including reasonable fees, charges and disbursements of counsel to the Initial Noteholder).
4.Representations and Warranties. The Obligors hereby confirm that all of the representations and warranties set forth in the Note are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date. The Obligors acknowledge and agree that this Second Amendment constitutes the legal, valid and binding obligation of the Obligors, and is enforceable against the Obligors in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.
5.Affirmation. Except as specifically amended, modified or waived pursuant to the terms hereof, the Obligors hereby acknowledge and agree that the Note and all other Note Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by the Obligors. Each Obligor hereby reaffirms the Liens securing the Secured Obligations until the Secured Obligations have been paid in full, and agrees that the amendments and modifications contained herein shall not in any manner adversely affect or impair the Secured Obligations or the Liens securing payment and performance thereof.
6.Due Authorization. The execution, delivery, and performance of this Second Amendment have been duly authorized by all necessary action on part of each Obligor.
7.Successors and Assigns. The terms and conditions of this Second Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

8.Governing Law. This Second Amendment shall be governed by and construed under the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.
9.Headings. Section headings in this Second Amendment are included for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose.
10.Counterparts; Electronic Signature. This consent may be executed in any number of counterparts and may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g. www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes, each of which will be deemed an original, and all of which together will constitute one instrument.
11.No Novation. This Second Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note and the other Note Documents or an accord and satisfaction in regard thereto.
12.Severability. In case any one or more of the provisions contained in this Second Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Second Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.
13.Entire Agreement. This Second Amendment constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
14.Note Document. Each Obligor acknowledges and agrees that this Second Amendment is a Note Document.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the Execution Date.

COMPANY:    LGM ENTERPRISES, LLC
(and as an Obligor)

By:/s/ Thomas James Segrave, Jr.
Thomas James Segrave, Jr., Sole Manager

GUARANTOR:    FLYEXCLUSIVE JETSHARE, LLC
(as an Obligor)

By:/s/ Thomas James Segrave, Jr.
Thomas James Segrave, Jr., Sole Manager

SOLE NOTEHOLDER:    ETG FE LLC

    By: EnTrust Global Partners LLC, as its manager

    By: /s/ Matthew Lux
                        Matthew Lux, Senior Managing Director &
                        General Counsel
Signature Page to Second Amendment to Senior Secured Note

Acknowledged and accepted as of the date first written above:

ADMINISTRATIVE AGENT:    KROLL AGENCY SERVICES, LIMITED

    By: /s/ Latoya Austin
                        Latoya Austin

Signature Page to Second Amendment to Senior Secured Note